RESTATED CERTIFICATE OF INCORPORATION
                        OF
                   Pitney Bowes Inc.


Pitney Bowes Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is Pitney Bowes Inc., and the name under which the corporation was originally incorporated is PITNEY-BOWES POSTAGE METER COMPANY. The date of filing its original Certificate of Incorporation with the Secretary of State was April 23, 1920.

2. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

3.   The text of the Certificate of Incorporation as amended
or   supplemented  heretofore  is  hereby  restated  without
further amendment or changes to read as herein set forth in full:

First:-  That  the name of the Corporation is  Pitney  Bowes
Inc.

Second:- The address of the Corporation's registered office in Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, New Castle County, Delaware, and the name of its registered agent at such address is The Corporation Trust Company.

Third:- The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

Fourth:- The total number of shares of all classes of stock which the Corporation shall have authority to issue is 245,600,000 shares, divided into 600,000 shares of Cumulative Preferred Stock with the par value of $50 per share (hereinafter called 'Preferred Stock'), 5,000,000 shares of Preference Stock without par value (hereinafter called 'Preference Stock') and 240,000,000 shares of Common Stock with the par value of $2 per share (hereinafter called 'Common Stock'). Subject to the provisions of law, the Corporation may issue shares of its Preferred Stock, Preference Stock and Common Stock, respectively, from time to time and any securities convertible into, warrants, options or rights to subscribe for, any such class or classes (or any series of any thereof), for such consideration as may be fixed from time to time by the Board of Directors, which is hereby expressly authorized to fix the same in its absolute and uncontrolled discretion subject as aforesaid. Shares of Preference Stock without par value for which consideration so fixed has been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon and the holders of such shares shall not be liable for any further demands in respect of such shares. The Corporation may issue shares of its Preferred Stock,
Preference Stock and Common Stock and any securities convertible into, or warrants options or rights to subscribe for, such class or classes (or any series of any thereof) without offering the same to the holders of its outstanding capital stock. The minimum amount of capital with which the Corporation shall commence business shall not be less than $100,000.

        I. PROVISIONS RELATING TO PREFERRED STOCK


A. Issuance in Series.

(1) The Preferred Stock may be issued from time to time in one or more series, each such series to have such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein and in any resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided.

(2) Authority is hereby expressly vested in the Board of Directors of the Corporation, subject to the provisions of this Article Fourth, to authorize the issue of one or more series of Preferred Stock and with respect to each series to fix, by resolution or resolutions providing for the issue of such series,

(a) the number of shares to constitute such series (which number may be increased or decreased by action of the Board of Directors of the Corporation as provided by law) and the distinctive designation thereof;

(b) the dividend rate on the shares of such series, the date or dates from which dividends shall accumulate and the dividend payment dates;

(c) the premium, if any, over and above the par value thereof and accrued dividends thereon, payable upon the redemption of shares of such series otherwise than by or through a retirement, purchase or sinking fund;

(d) whether or not the shares of such series shall be subject to the operation of a retirement, purchase or sinking fund, and, if so, the terms and provisions relative to the operation thereof, including the premium, if any, over and above the par value thereof and accrued dividends thereon, payable on redemption by or through such fund;

(e) whether or not the shares of such series shall be made convertible into or exchangeable for shares of any other class or classes of stock of the Corporation or of any other series of the same class of stock of the Corporation, or shares of any other corporation, and, if made so convertible or exchangeable, the conversion or exchange price or prices or ratio or ratios or rate or rates at which such conversion or exchange may be made, the method (if any) of adjusting the same, and the other terms of such conversion or exchange;

(f) the premium, if any, over and above the par value thereof and accrued dividends thereon, which shares of such series shall be entitled to receive upon the voluntary liquidation, dissolution or winding up of the Corporation; and

(g) any other preferences and relative, participating,
optional   or  other  special  rights,  and  qualifications,
limitations or restrictions thereof, of such series not inconsistent with the provisions of this Article Fourth.

(3) Each share of any one series of Preferred Stock shall be identical with all other shares of such series in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall accumulate. All series of Preferred Stock shall rank equally and be identical in all respects except as permitted by the foregoing provisions of this subheading A.

B. Dividend Rights and Restrictions.

(1) The holders of the Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the assets of the Corporations legally available therefor, cumulative dividends at the respective rates per annum fixed by the Board of Directors for the shares of the respective series, and no more, payable on such dates as shall be fixed by the Board of Directors for the shares of the respective series. Such dividends shall be cumulative as to each share from the date fixed by the Board of Directors pursuant to the provisions of paragraph (2) under subheading A of this heading I.

(2) No full dividend shall be declared or paid or set a part for payment on the Preferred Stock of any series for any dividend period unless full cumulative dividends, have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on all the outstanding Preferred Stock of all series for all dividend periods terminating on or prior to the date of payment of such full dividend. When dividends are not paid in full as aforesaid an all shares of all series of the Preferred Stock at the time outstanding, any dividend payments on the Preferred Stock, including accumulations, if any, shall be paid to the holders of shares of all series of the Preferred Stock ratably in proportion to the respective sums which such holders would receive if all dividends thereon accrued to the date of payment were declared and paid in full. Accumulations of dividends shall not bear interest.

(3) No dividend (other than a dividend in Common Stock or in any other class of stock ranking junior to the Preferred Stock as to assets and dividends) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other class of stock ranking junior to the Preferred Stock as to assets or dividends, nor shall any Common Stock of the Corporation nor any other class of stock of the Corporation ranking junior to the Preferred Stock as to assets or dividends, be redeemed, purchased or otherwise acquired for any consideration by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Preferred Stock as to assets and dividends) or any Subsidiary thereof (as defined under subheading G of this heading I), while any of the Preferred Stock is outstanding, unless, in each case.

(a) the full cumulative dividends on all outstanding shares of the Preferred Stock shall have been paid for all past dividend periods and the full cumulative dividend on all such shares of Preferred Stock for the current dividend period or periods shall have been declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment;

(b) the Corporation shall have made all payments, if any, then or theretofore due under the requirements of all retirement, purchase or sinking funds, if any, for the Preferred Stock and all defaults in complying with any such requirements shall have been made good.

C. Liquidation Rights.

(1) Upon the dissolution, liquidation or winding up of the Corporation, the holders of the shares of Preferred Stock of each series shall be entitled to receive out of the assets of the Corporation (whether capital or surplus) the following amounts, before any payment or distribution shall be made on the Common Stock or on any other class of stock ranking junior to the Preferred Stock as to assets:

(a) in case of any involuntary dissolution, liquidation or winding up of the Corporation, the holders of the shares of Preferred Stock of each series shall be entitled to receive cash in an amount equal to the par value thereof together with a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final distribution to the holders of the Preferred Stock at the rate fixed by the Board of Directors for the shares of such series; or

(b) in case of any voluntary dissolution, liquidation or winding up of the Corporation, the holders of the shares of Preferred Stock of each series shall be entitled to receive cash in an amount equal to the par value thereof plus such premium, if any, as shall have been fixed by the Board of Directors for the shares of such series, together with a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of the final distribution to the holders of the Preferred Stock at the rate fixed by the Board of Directors for the shares of such series.

(2) The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall be deemed a voluntary dissolution, liquidation or winding up of the Corporation for the purposes of this subheading C, but the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, if consented to by the holders of 66 2/3% of all the shares of Preferred Stock at the time outstanding as provided in paragraph (3) under subheading E of this heading I (or if, by reason of the the provisions of sub paragraph (c) of such paragraph (3), not requiring such consent), shall not be deemed to be a dissolution, liquidation or winding up voluntary or involuntary, for the purposes of this subheading C or for the purposes of subheading B or heading II of this Article Fourth.

(3) After the payment to the holders of the Preferred Stock of the full preferential amounts aforesaid, the holders of the Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

(4) If the assets distributable on such dissolution, liquidation or winding up, whether voluntary or involuntary, shall be insufficient to permit the payment to the holders of the Preferred Stock of the full preferential amounts aforesaid, then such assets or the proceeds thereof shall be distributed among the holders of the Preferred Stock ratably in proportion to the respective amounts the holders of such shares of stock would be entitled to receive if they were paid the full preferential amounts aforesaid.

D. Redemption.

(1) The Corporation shall have the right to redeem the Preferred Stock of any series at any time, either in whole or in such portions as from time to time the Board of Directors may determine, a the par value thereof, plus an amount equal to accrued and unpaid dividends, thereon to the date fixed for redemption (hereinafter referred to as the "Redemption Date") and in addition thereto the amount of such premium, if any, payable upon such redemption as shall be fixed for the shares of such series by the Board of Directors (the total sum so payable upon any redemption being hereinafter referred to as the "Redemption Price").

(2) At its election, the Corporation, on or prior to the Redemption Date, may deposit the aggregate of the Redemption Price of the shares to be redeemed with a bank or trust company in the Borough of Manhattan, City and State of New York having a capital and surplus (as shown by its latest published statement) of at least $5,000,000 (hereinafter referred to as the "Depositary") designated by the Board of Directors, in trust for payment to the holders of the Preferred Stock then to be redeemed.

(3) In the event that less than all of the outstanding shares of Preferred Stock of any series are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors or by such other method as may be approved by the Board of Directors to conform to any rule or regulation of the New York Stock Exchange or any other stock exchange upon which the Preferred Stock may at the time be listed.

(4) Notice of any redemption of Preferred Stock, specifying the time and place of redemption, shall be mailed to each holder of record of the shares of Preferred Stock to be redeemed, at his address registered with the Corporation, not more than 60 nor less than 30 days prior to the Redemption Date; if less than all the shares owned by such shareholder are then to be redeemed, the notice shall also specify the number of shares thereof which are to be redeemed. Also, notice of any such redemption, specifying the number of shares of Preferred Stock to be redeemed and the time and place of redemption, and, if less than all the outstanding shares of any series are to be redeemed, the certificate numbers of the series to be redeemed, shall be published once, not more than 60 nor less than 30 days prior to the Redemption Date, in a daily newspaper printed in the English language and published and of general circulation in the Borough of Manhattan, City and State of New York.

(5) Notice of redemption having been so mailed and published, the shares of Preferred Stock therein designated for redemption shall not be entitled to any dividends accruing after the Redemption Date specified in such notice, unless default be made in the payment of the Redemption Price or in the deposit thereof as provided in paragraph (2) under this subheading D, and on such Redemption Date, or if the deposit provided for in paragraph (2) under this subheading D shall have been made and the Corporation shall have stated in such notice or redemption that the Redemption Price of such shares will be payable before the Redemption Date on an earlier date therein specified, then on such earlier date, all rights of the respective holders of such shares as shareholders of the Corporation by reason of the ownership of such shares, shall cease, except any unexpired conversion or exchange right and the right to receive the Redemption Price of such shares upon presentation and surrender of the respective certificates representing such shares, and such shares shall not after such Redemption Date or after such earlier date, as the case may be, be deemed to be outstanding. In case less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

(6) Any funds deposited with the Depositary as provided in paragraph (2) under this subheading D for the redemption of Preferred Stock which shall not be required for such redemption by reason of the exercise, subsequent to the date of such deposit, of any right of conversion or exchange, or otherwise, shall be returned to the Corporation forthwith. Any funds deposited with the Depositary as aforesaid for the redemption of shares of Preferred Stock remaining unclaimed at the end of six years from and after the Redemption Date in respect of which such funds were deposited shall be returned to the Corporation forthwith and thereafter the holders of such shares of Preferred Stock shall look only to the Corporation for the payment of the Redemption Price thereof. Any interest accrued on any funds deposited with the Depositary shall belong to the Corporation and shall be paid to it from time to time on demand.

(7) The provisions of the subheading D shall apply to redemptions made for the purpose of complying with the requirements of any retirements, purchase or sinking fund with respect to shares of any series of the Preferred Stock, provided, however, that the premium, if any, payable on any redemption for such retirement, purchase or sinking fund shall be as fixed for the shares of the particular series by the Board of Directors.

(8) In order to facilitate the redemption of any shares of Preferred Stock, the Board of Directors is authorized to cause the transfer books of the Corporation to be closed as to the shares of the particular series to be redeemed.

(9) Any shares of Preferred Stock which shall at any time have been redeemed, or which shall at any time have been surrendered for cancellation pursuant to any retirement, purchase or sinking fund with respect to any series of the Preferred Stock, or which shall have been converted or exchanged for shares of any other class of stock of the Corporation, shall, after such redemption, surrender, conversion or exchange, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are designated as part of a particular series by the Board of Directors.

(10) Regardless of any other provision hereof, if at any time the Corporation shall fail to pay dividends in full upon all the then outstanding shares of the Preferred Stock, thereafter and until dividends in full shall have been declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment upon all such shares, the Corporation shall not redeem for any purpose any Preferred Stock unless all of the Preferred Stock at the time outstanding is simultaneously redeemed, and neither the Corporation nor any Subsidiary shall purchase any Preferred Stock except in accordance with a purchase offer made to all holders of the Preferred Stock at the time outstanding upon the same terms (except that, if more than one series of Preferred Stock is at the time outstanding, the terms may include appropriate variations as between the respective series by reason of the differing provisions thereof); provided that the provisions of this paragraph (10) shall not prevent shares of Preferred Stock of any series acquired by the Corporation prior to any such failure to pay dividends in full from being applied at any time by the Corporation to the satisfaction of the requirements of any retirement, purchase or sinking fund with respect to such series of Preferred Stock.

E. Voting Rights.

(1) Except as otherwise expressly provided by law and by paragraphs (2), (3) and (4) under this subheading E, the holders of shares of Preferred Stock shall have no right to vote for the election of directors or for any other purpose or on any other subject or to be represented at or to receive notice of any meeting of stockholders.

(2)  In the event that at any time, or from time to time,
       (a) six or more quarterly dividends, whether consecutive or not, on any series of the Preferred Stock shall be in arrears and unpaid, whether or not earned or declared; or
      (b) the Corporation shall have failed to set apart for the retirement or purchase of the Preferred Stock any amount then required by any retirement, purchase or sinking fund with respect to any series of Preferred Stock to be set apart; or
       (c) after setting any such amount apart, the Corporation shall be in default in applying the same in the manner provided with respect to such fund;

thereafter the holders of the Preferred Stock of all series then outstanding shall be entitled to receive notice of all meetings of stockholders for the election of directors, and at each such meeting shall be entitled, voting separately as a class, to elect one-third of the total number of directors of the Corporation but not less than three directors. At any time after the holders of the Preferred Stock shall have become entitled as aforesaid to vote for the election of directors, a meeting of the stockholders for the election of new directors shall be called, upon the same notice as is required for the annual meeting of stockholders, by the Secretary of the Corporation upon the request of the holders of record of at least 10% of the shares of Preferred Stock at the time outstanding, or may be called, upon such notice, by the holders of record of at least 10% of the shares of Preferred Stock at the time outstanding. The term of office of the directors of the Corporation shall terminate upon the election of new directors at such meeting, and the new directors elected at such meeting shall serve until the next annual meeting of stockholders and until their successors shall be elected, except as hereinafter provided in case the voting rights of the holders of the Preferred Stock for the election of directors shall cease. Such voting rights of the holders of the Preferred Stock for the election of directors shall continue until

(i) all dividends on the Preferred Stock in arrears shall have been paid in full and dividends on the Preferred Stock for the current dividend period or periods shall have been declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment, and

(ii) all amounts for the retirement or purchase of the Preferred Stock which the Corporation shall have failed to set apart or apply shall have been set apart in full or applied, as the case may be, in which event the voting rights of the holders of the Preferred Stock for the election of directors shall cease, subject to revival, as aforesaid upon the occurrence of any of the events specified in subdivisions (a), (b) or (c) of this paragraph (2). At any time after the holders of the Preferred Stock shall cease, as aforesaid, to be entitled to vote for the election of directors, a meeting of the stockholders for the election of new directors shall be called, upon the same notice as is required for the annual meeting of stockholders, by the Secretary of the Corporation upon the request of the holders of record of at least 10% of the shares of Common Stock at the time outstanding, or may be called, upon such notice, by the holders of record of at least 10% of the shares of Common Stock at the time outstanding. The term of office of the directors of the Corporation shall terminate upon the election of new directors at such meeting, and the new directors elected at such meeting shall serve until the next annual meeting of stockholders and until their successors shall be elected, except as hereinabove provided in case the holders of the Preferred Stock shall again become entitled to vote for the election of directors.

(3) Unless the vote or consent of the holders of a greater number of shares of Preferred Stock shall then be required by law, the consent of the holders of at least 66 2/3% of all of the shares of Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of the Preferred Stock of all series shall vote separately as a class, shall be necessary for authorizing, effecting or validating any one or more of the following (subject to the provisions of paragraph (5) under this subheading E applicable in case of the simultaneous redemption of all of the Preferred Stock at the time outstanding):

(a) the creation, authorization or issue of any shares of any class of stock of the Corporation ranking prior to the Preferred Stock as to dividends or assets or otherwise, or the reclassification of any authorized stock of the Corporation into any such prior shares, or the creation, authorization or issue of any obligation or security convertible into any such prior shares; or

(b)   the  amendment, alteration or repeal  of  any  of  the
provisions of the Certificate of Incorporation of the Corporation, or of any certificate amendatory thereof or supplemental thereto, so as to affect adversely the preferences, rights, powers or privileges of the Preferred Stock or the holders thereof, provided, however, that if such amendment, alteration or repeal shall so affect less than all the series of the Preferred Stock at the time outstanding, then only the consent of the holders of 66 2/3% of the outstanding shares of the series so affected shall be necessary, unless at the time the laws of the State of Delaware shall otherwise require; or
(c) the voluntary liquidation, dissolution or winding up of the Corporation, or the sale, lease or conveyance of all or substantially all of the property or business of the
Corporation or the parting with control thereof, or the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation; provided; however, that such restriction shall not apply to nor shall any consent of the holders of the Preferred Stock be required for the merger or consolidation of the Corporation into or with a Subsidiary or the merger or consolidation of any Subsidiary into or with the Corporation if none of the preferences, rights, powers or privileges of the Preferred Stock or the holders thereof will be adversely affected thereby, and if the corporation resulting from such merger or consolidation will have authorized or outstanding after such merger or consolidation no class of stock or other securities (except such stock or securities of the
Corporation as may have been authorized or outstanding immediately preceding such merger or consolidation) ranking prior to or on a parity with the Preferred Stock as to dividends or assets or otherwise.
(4) Unless the vote or consent of the holders of a greater number of shares of Preferred Stock shall then be required by law, the consent of the holders of at least a majority of all of the shares of Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of the Preferred Stock of all series shall vote separately as a class, shall be necessary for authorizing, effecting or validating any one or more of the following (subject to the provisions of paragraph (5) under this subheading E applicable in case of the simultaneous redemption of all of the Preferred Stock at the time outstanding):
any increase of the authorized amount of the Preferred Stock, or the creation, or authorization of any shares of any other class of stock of the Corporation ranking on a parity with the Preferred Stock as to dividends or assets or otherwise, or the reclassification of any authorized stock of the Corporation into any such parity shares, or the creation or authorization of any obligation or security convertible into any such parity shares.
(5) Notwithstanding the provisions of paragraphs (3) and (4) under this subheading E, no vote or consent of the holders of the Preferred Stock shall be required to create, authorize or issue any shares of any class of stock of the Corporation ranking prior to or on a parity with the Preferred Stock as to dividends or assets or otherwise, if it is provided that no such prior or parity shares may be issued unless prior to or simultaneously with the issue thereof.
          (a) the Redemption Price of all the Preferred Stock at the time outstanding shall be deposited with a Depositary as provided in paragraph (2) under subheading D hereof, and
           (b) provision shall be made for the redemption of all such Preferred Stock in accordance with the provisions
under     such subheading D on a Redemption Date not more
than 35 days after such issue.

F. No Preemptive Rights.

None of the holders of shares of the Preferred Stock shall be entitled as such, as a matter of right, to purchase, subscribe for or otherwise acquire any new or additional shares of stock of the Corporation of any class, or any options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares, or any shares, notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares.

G. Definitions.

For the purposes of this heading I,

      (a) the term "outstanding" used in reference to Preferred Stock shall mean issued shares of Preferred Stock, excluding shares held by the Corporation or a Subsidiary;

(b) the term "Subsidiary" shall mean any corporation, association or business trust a majority of the shares of stock of which at the time outstanding having voting power for the election of directors or trustees either at all times or only so long as no senior class of stock has voting powers because of default in dividends or because of the existence of some other default, is owned directly or indirectly by the Corporation and/or by one or more of its other Subsidiaries.

        II. PROVISIONS RELATING TO COMMON STOCK

A. Dividend Rights.

Subject to the prior rights of all classes of stock having prior rights as to dividends at the time outstanding, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors out of the assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

B. Liquidation Rights.

Upon the dissolution, liquidation or winding up of the Corporation, after the payment in full of all preferential amounts to which the holders of outstanding shares of all classes of stock having prior rights thereto at the time outstanding shall be entitled, the remainder of the assets of the Corporation shall be distributed ratably among the holders of the shares of Common Stock at the time outstanding.

C. Voting Rights.

At all meetings of the stockholders, each holder of record of Common Stock shall be entitled to vote and shall have one vote for each share held by him of record.

   III.  TERMS OF 4% CONVERTIBLE CUMULATIVE PREFERRED STOCK
          (as specified in resolution of the Board of Directors adopted April 24, 1967)

RESOLVED,  that  240,000 shares of  the  total  authorized
amount of 600,000 shares of Cumulative Preferred Stock  be
issued  and  constitute  a single  series  designated  "4%
Convertible   Cumulative  Preferred  Stock"   (hereinafter
called the "Series"), such Series to have the voting powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, set forth in heading I of Article
Fourth of the Certificate of Incorporation, as heretofore amended, and hereinafter set forth:

1.  The dividend rate on the Series shall be 4% per annum,
and  dividends thereon shall be payable quarterly  on  the
first  days of February, May, August and November in  each
year.   Dividends  on  shares  of  the  Series  shall   be
cumulative from and after the respective dates of issue thereof.

2. The premium, over and above the par value thereof and accrued dividends thereon, payable upon redemption of shares of the Series pursuant to the provisions of subheading D of heading I of Article Fourth of the Certificate of Incorporation as amended, shall be the following amounts per share:

$2.00  if  the  redemption date is prior to May  1,  1972;
$1.25  if the redemption date is on or after May  1,  1972
and prior to May 1, 1977;
$0.50  if the redemption date is on or after May  1,  1977
and prior to May 1, 1982;
$0.00 if the redemption date is on or after May 1, 1982.

3.  The premium, over and above the par value thereof  and
accrued  dividends  thereon, which shares  of  the  Series
shall   be   entitled  to  receive  upon   the   voluntary
liquidation,  dissolution or winding  up  of  the  Company
pursuant to the provisions of subheading C of heading I of
Article  Fourth  of  the Certificate of  Incorporation  as
amended,  shall be the same premium, if any, as  would  be
payable  pursuant  to  the  provisions  of  the  foregoing
paragraph  (2) of this resolution if all such shares  were
called   for   redemption  on  the  date  of   the   final
distribution to the holders of the Series.

4. The holders of shares of this Series shall have the right, at their option, to convert such shares into shares of Common Stock of the Company at any time on and subject to the following terms and conditions:

(1) The shares of this Series shall be convertible at the office of any Transfer Agent, and at such other office or offices, if any, as the Board of Directors may designate, into full paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of the Company, at the conversion price, determined as hereinafter provided, in effect at the time of conversion, each shares of this Series being taken at $50 for the purpose of such conversion. The price at which shares of Common Stock shall be delivered upon conversion
(herein  called the "conversion price") shall be initially
$70 per share of Common Stock. The conversion price shall be reduced in certain instances as provided in paragraphs
(3), (9) and (10) below, and shall be increased in certain instances as provided in paragraph (10) below. No payment or adjustment shall be made upon any conversion on account of any dividends accrued on the shares of this Series surrendered for conversion or on account of any dividends on the Common Stock issued upon such conversion.

(2)  In order to convert shares of this Series into Common
Stock  the  holder thereof shall surrender at  any  office
hereinabove  mentioned  the  certificate  or  certificates
therefor,  duly endorsed to the Company or in  blank,  and
give written notice to the Company at said office that  he
elects to convert such shares. Shares of this Series shall
be  deemed to have been converted immediately prior to the
close  of  business  on the day of the surrender  of  such
shares for conversion as provided above, and the person or
persons entitled to receive the Common Stock issuable upon
such  conversion shall be treated for all purposes as  the
record  holder  or holders of such Common  Stock  at  such
time.   As  promptly  as  practicable  on  or  after   the
conversion date, the Company shall issue and shall deliver at said office a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with a scrip certificate for, or cash in lieu of, any fraction of a share, as hereinafter provided, to the person or persons entitled to receive the same. In case shares of this Series are called for redemption, the right to convert such shares shall cease and terminate at the close of business on the Redemption
Date, unless default shall be made in payment of the redemption price.

(3) In case the conversion price in effect immediately prior to the close of business on any day shall exceed by 50 cents or more the amount determined at the close of business on such day by dividing:

(i) a sum equal to (a) 4,565,687 multiplied by $70 (being the initial conversion price), plus (b) the aggregate of the amounts of all consideration received by the Company upon the issuance of Additional Shares of Common Stock (as hereinafter defined), minus (c) the aggregate of the amounts of all dividends and other distributions which have been paid or made after May 1, 1967 on Common Stock of the Company, other than in cash out of its earned surplus or in Common Stock of the Company, by

(ii) the sum of (a) 4,565,687 and (b) the number of Additional Shares of Common Stock which shall have been issued,

the   conversion   price  shall  be   reduced,   effective
immediately prior to the opening of business on  the  next
succeeding day, by an amount equal to the amount by  which
such   conversion  price  shall  exceed  the   amount   so
determined. The foregoing amount of 50 cents (or such amount as theretofore adjusted) shall be subject to adjustment as provided in paragraphs (9) and (10) below, and such amount (or such amount as theretofore adjusted) is referred to in such paragraphs as the "Differential
Amount."

(4) The term "Additional Shares of Common Stock" as used herein shall mean all shares of Common Stock issued by the Company after May 1, 1967 (including shares deemed to be "Additional Shares of Common Stock" pursuant to paragraph
(10) below), whether or not subsequently reacquired or retired by the Company, other than:

(i) shares issued upon conversion of shares of this Series;

(ii) shares issued upon exercise of options granted or to be granted pursuant to the Company's Stock Purchase Plans as in effect on May 1, 1967, in an aggregate number of shares not exceeding the number of shares issuable under such Plans as in effect on such date (or such number of shares is adjusted pursuant to anti-dilution provisions of such Plans); and

(iii)   shares  issued  by  way  of  dividend   or   other
distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (1) or (ii) or this clause (iii) or shares of Common Stock resulting from any subdivision or combination of shares of Common Stock so excluded.

The  sale  or  other disposition of any shares  of  Common
Stock or other securities held in the treasury of the Company shall not be deemed an issuance thereof.

(5) In case of the issuance of Additional Shares of Common
Stock  for a consideration part or all of which  shall  be
cash,  the amount of the cash consideration therefor shall
be deemed to be the amount of cash received by the Company
for  such shares (or, if such Additional Shares of  Common
Stock  are  offered  by the Company for subscription,  the
subscription  price,  or,  if such  Additional  Shares  of
Common  Stock  are  sold to underwriters  or  dealers  for
public  offering  without  a  subscription  offering,  the
initial   public   offering  price),   without   deducting
therefrom  any  compensation  or  discount  in  the  sale,
underwriting  or  purchase  thereof  by  underwriters   or
dealers or others performing similar services or for any expenses incurred in connection therewith.

(6)  In case of the issuance (otherwise than as a dividend
or  other distribution on any stock of the Company or upon
conversion or exchange of other securities of the Company)
of  Additional  Shares of Common Stock for a consideration
part  or all of which shall be other than cash, the amount
of  the  consideration therefor other than cash  shall  be
deemed to be the value of such consideration as determined
by  the Board of Directors, irrespective of the accounting
treatment  thereof.  The  reclassification  of  securities
other  than Common Stock into securities including  Common
Stock  shall  be  deemed to involve  the  issuance  for  a
consideration  other  than  cash  of  such  Common   Stock
immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such Common Stock.

(7) Additional Shares of Common Stock issuable by way of dividend or other distribution on any class of capital stock of the Company shall be deemed to have been issued without consideration, and shall be deemed to have been issued immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution, except that if the total number of shares constituting such dividend or other distribution exceeds five percent of the total number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution such additional shares of Common Stock shall be deemed to have been issued immediately after the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution.

A  dividend  or other distribution in cash or in  property
(including   any   dividend  or  other   distribution   in
securities  other than Common Stock) shall  be  deemed  to
have  been paid or made immediately prior to the close  of
business  on  the  date  fixed for  the  determination  of
stockholders  entitled to receive such dividend  or  other
distribution  and  the amount of such  dividend  or  other
distribution in property shall be deemed to be  the  value
of  such  property as of the date of the adoption  of  the
resolution  declaring such dividend or other distribution,
as  determined by the Board of Directors at or as of  that
date.   In  the  case  of  any  such  dividend  or   other
distribution on Common Stock which consists of securities which are convertible into or exchangeable for shares of Common Stock, such securities shall be deemed to have been issued for a consideration equal to the value thereof as so determined.

If, upon the payment of any dividend or other distribution
in  cash  or  in  property  (excluding  Common  Stock  but
including  all  other securities), outstanding  shares  of
Common  Stock are cancelled or required to be  surrendered
for  cancellation, on a pro rata basis, the excess of  the
number  of  shares of Common Stock outstanding immediately
prior   thereto   over  the  number  to   be   outstanding
immediately  thereafter (less that portion of such  excess
attributable  to the cancellation of shares excluded  from
the  definition  of Additional Shares of Common  Stock  by
clauses (i), (ii) or (iii) of paragraph (4) above),  shall
be  deducted from the sum computed pursuant to clause (ii)
of   paragraph   (3)  above  for  the  purposes   of   all
determinations under such paragraph (3) made immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution and at any time thereafter.

The reclassification (including any reclassification upon a consolidation or merger in which the Company is the continuing corporation) of Common Stock into securities including other than Common Stock shall be deemed to involve (a) a distribution on Common Stock of such securities other than Common Stock made immediately prior to the close of business on the effective date of the reclassification, and (b) a combination or subdivision, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter.

The issuance by the Company of rights or warrants to subscribe for or purchase securities of the Company shall not be deemed to be a dividend or distribution of any kind.

(8) In case of the issuance of Additional Shares of Common
Stock  upon conversion or exchange of other securities  of
the  Company, the amount of the consideration received  by
the  Company  for such Additional Shares of  Common  Stock
shall  be deemed to be the total of (a) the amount of  the
consideration,  if any, received by the Company  upon  the
issuance of such other securities, plus (b) the amount  of
the   consideration,  if  any,  other  than   such   other
securities, received by the Company (except in  adjustment
of   interest  or  dividends)  upon  such  conversion   or
exchange.  In  determining the amount of the consideration
received  by the Company upon the issuance of  such  other
securities (i) the amount of the consideration in cash and
other than cash shall be
determined pursuant to paragraphs (5), (6) and (7)  above,
and  (ii) if securities of the same class or series  of  a
class  as  such other securities were issued for different
amounts  of consideration, or if some were issued  for  no
consideration,  then  the  amount  of  the   consideration
received by the Company upon the issuance of each  of  the
securities  of such class or series as the  case  may  be,
shall   be  deemed  to  be  the  average  amount  of   the
consideration received by the Company upon the issuance of all the securities of such class or series, as the case may be.

(9)  In  case Additional Shares of Common Stock are issued
as  a  dividend  or other distribution  on  any  class  of
capital  stock  of the Company, and the  total  number  of
shares  constituting such dividend or  other  distribution
exceeds  five  percent of the total number  of  shares  of
Common  Stock outstanding at the close of business on  the
date  fixed for the determination of stockholders entitled
to  receive  such  dividend  or  other  distribution,  the
conversion price and the Differential Amount in effect  at
the  opening  of  business on the day following  the  date
fixed   for   such  determination  shall  be  reduced   by
multiplying  each  of  them by a  fraction  of  which  the
numerator  shall be the number of shares of  Common  Stock
outstanding at the close of business on the date fixed for
such determination and the denominator shall be the sum of
such  number  of  shares and the total  number  of  shares
constituting  such  dividend or other  distribution,  such
reductions  to  become  effective  immediately  after  the
opening  of  business on the day following the date  fixed
for such determination. For the purposes of this paragraph
(9),  the  number of shares of Common Stock  at  any  time
outstanding shall not include shares held in the  treasury
of  the  Company  but  shall include  shares  issuable  in
respect  of scrip certificates issued in lieu of fractions
of  shares  of Common Stock (other than shares  of  Common
Stock   which,   upon  issuance,  would   not   constitute
Additional Shares of Common Stock). The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(10)  In case outstanding shares of Common Stock shall  be
subdivided  into  a  greater number of  shares  of  Common
Stock, the conversion price and the Differential Amount in
effect at the opening of business on the day following the
day  upon  which such subdivision becomes effective  shall
each  be proportionately reduced, and, conversely, in case
outstanding shares of Common Stock shall each be  combined
into  a  smaller  number of shares of  Common  Stock,  the
conversion price and the Differential Amount in effect  at
the  opening of business on the day following the day upon
which  such  combination becomes effective shall  each  be
proportionately increased, such reductions or increases as
the case may be, to become effective immediately after the
opening  of  business on the day following  the  day  upon
which  such  subdivision or combination becomes effective.
In the event of any such subdivision, the number of shares
of Common Stock outstanding immediately thereafter, to the
extent  of  the excess thereof over the number outstanding
immediately  prior  thereto (less  that  portion  of  such
excess  attributable to the subdivision of shares excluded
from  the definition of Additional Shares of Common  Stock
by  clauses  (i), (ii) or (iii) of paragraph  (4)  above),
shall  be deemed to be "Additional Shares of Common Stock"
and  to have been issued immediately after the opening  of
business  on  the  day following the day upon  which  such
subdivision  shall  have  become  effective  and   without
consideration. In the event of
any  such combination, the excess of the number of  shares
of Common Stock outstanding immediately prior thereto over
the  number outstanding immediately thereafter (less  that
portion of such excess attributable to the combination  of
shares  excluded from the definition of Additional  Shares
of Common Stock by clauses (i), (ii) or (iii) of paragraph
(4)  above),  shall  be  deducted from  the  sum  computed
pursuant  to  clause (ii) of paragraph (3) above  for  the
purposes  of  all determinations under such paragraph  (3)
made on any day after the day upon which such combination becomes effective. Shares of Common Stock held in the treasury of the Company and shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock (other than shares of Common Stock which, upon issuance, would not constitute Additional Shares of Common Stock), shall be considered outstanding for the purposes of this paragraph (10).

(11) Whenever the conversion price is adjusted as herein provided:

(a) the Company shall compute the adjusted conversion price in accordance with this Section 4 and shall prepare a certificate signed by the Treasurer of the Company setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, including a statement of the consideration received or to be received by the Company for, and the amount of, any Additional Shares of Common Stock issued since the last such adjustment, and such certificate shall forthwith be filed with the Transfer Agent or Agents for this Series; and

(b)  a  notice stating that the conversion price has  been
adjusted  and setting forth the adjusted conversion  price
shall  forthwith be required, and as soon  as  practicable
after  it  is required, such notice shall be published  at
least  once in a daily newspaper in the City of New  York,
N.Y., and shall be mailed to the holders of record of  the
outstanding shares of this Series; provided, however, that
if within ten days after the completion of mailing of such
a   notice,   an  additional  notice  is  required,   such
additional notice shall be deemed to be required pursuant to this clause (b) as of the opening of business on the tenth day after such completion of mailing and shall set forth the conversion price as adjusted at such opening of business, and upon the publication and mailing of such additional notice no other notice need be given of any adjustment in the conversion price occurring at or prior to such opening of business and after the time that the next preceding notice given by publication and mail became required.

(12) In case:

(a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its earned surplus; or

(b) the Company shall authorize the granting to the holders of its Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

(c)  of  any reclassification of the capital stock of  the
Company  (other than a subdivision or combination  of  its
outstanding   shares  of  Common   Stock),   or   of   any
consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d)   of   the   voluntary  or  involuntary   dissolution,
liquidation or winding up of the Company; then the Company
shall  cause to be mailed to the Transfer Agent or  Agents
for  this  Series  and to the holders  of  record  of  the
outstanding  shares of this Series, at least  twenty  days
(or  ten days in any case specified in clause (a)  or  (b)
above)  prior  to  the applicable record date  hereinafter
specified, a notice stating (x) the date on which a record
is   to  be  taken  for  the  purpose  of  such  dividend,
distribution  or  rights, or, if a record  is  not  to  be
taken, the date as of which the holders of Common Stock of
record  to  be entitled to such dividend, distribution  or
rights are to be determined, or (y) the date on which such
reclassification, consolidation, merger,  sale,  transfer,
dissolution,  liquidation or winding  up  is  expected  to
became  effective, and the date as of which it is expected
that  holders of Common Stock of record shall be  entitled
to exchange their shares of Common Stock for securities or
other  property  deliverable upon  such  reclassification,
consolidation,   merger,   sale,  transfer,   dissolution,
liquidation or winding up.

(13) The Company shall at all times reserve and keep available, free from pre-emptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the shares of this Series, the full number of shares of Common Stock then deliverable upon the conversion of all shares of this Series then outstanding.

(14) No fractional shares of Common Stock shall be issued upon conversion, but, instead of any fraction of a share which would otherwise be issuable, the Company shall, at its option, either

(a) issue non-dividend bearing and non-voting scrip certificates for such fraction, such certificates to be in such form and to contain such terms and conditions as the Board of Directors shall at any time or from time to time in its discretion fix and determine, provided that the certificates shall be exchangeable, within such period
(which shall end not less than two years following the date of issue thereof) as the Board of Directors shall determine, together with other scrip certificates issued upon conversion of shares of this Series, for stock certificates representing a full share or shares, and upon the expiration of such period shall be exchangeable for cash, as provided in the scrip certificates, within such further period (which shall end not less than six years following the date of issue of such certificates) as the Board of Directors shall determine; or

(b) pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of Common Stock (as determined by the Board of Directors) at the close of business on the day of conversion.

(15) The Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of shares of this Series pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of this Series so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

(16)  For the purpose of this Section 4, the term  "Common
Stock" shall include any stock of any class of the Company
which  has  no  preference in respect of dividends  or  of
amounts   payable  in  the  event  of  any  voluntary   or
involuntary liquidation, dissolution or winding up of the Company, and which is not subject to redemption by the Company. However, shares issuable on conversion of shares of this Series shall include only shares of the class designated as Common Stock of the Company as of May 1, 1967, or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company;
provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

5.  So  long  as any shares of the Series are outstanding,
the  Company  shall not declare any cash dividend  on  its
Common  Stock,  nor  shall be Company  or  any  Subsidiary
purchase,   redeem  or  otherwise  acquire  for   a   cash
consideration any shares of such Common Stock,  if,  after
giving  effect to the proposed declaration or acquisition,
(i)  the aggregate amount of all cash dividends on capital
stock  of  the Company of all classes paid or  made  after
December  31, 1966, plus (ii) the excess, if any,  of  the
aggregate  amount of all cash payments made subsequent  to
such  date on account of the purchase, redemption or other
acquisition  of  shares  of such  Common  Stock  over  the
aggregate  amount of the net cash proceeds to the  Company
from  sales  subsequent to such date  of  shares  of  such
Common  Stock, would exceed $10,000,000 plus (or minus  in
the  case of a deficit) the consolidated net income of the
Company  and its consolidated Subsidiaries for the  period
from  December  31, 1966 to the end of the  last  calendar
month  preceding the date of such proposed declaration  or
acquisition.  For  the purposes of this paragraph,  Common
Stock issued upon conversion of other securities shall  be
deemed  issued  for  cash  amounting,  where  such   other
securities  were  evidences  of  indebtedness,  to   their
principal amount, and where preferred stock, to their involuntary liquidation preference.

      IV. PROVISIONS RELATING TO PREFERENCE STOCK

A. Issuance in Series.

The Preference Stock may be issued from time to time in one or more series and in such amounts as may be determined by the Board of Directors. The designations, voting powers, preferences and relative, participating, optional, conversion and other special rights, and the qualifications, limitations and restrictions thereof, of the Preference Stock of each series shall be such as are fixed therein and, to the extent not fixed therein, shall be such, not inconsistent with the provisions of this Article Fourth, as may be fixed by the Board of Directors, authority so to do being hereby expressly granted, and stated in a resolution or resolutions providing for the issue of such series of Preference Stock (herein called 'Directors' Resolution').
The Preference Stock shall rank as to dividends and assets junior to the Preferred Stock but prior to the Common
Stock and to any other capital stock of the Corporation hereafter authorized, other than capital stock which shall by its terms rank prior to or on a parity with the Preference Stock and which shall be authorized pursuant to paragraph (3) under subheading E of this heading IV of this Article Fourth. Each share of Preference Stock shall in all cases rank as to dividends and assets on a parity with each other share of Preference Stock, irrespective of series, except that shares of a series may rank as to dividends or assets, or both, junior to shares of one or more other series if by express terms of the Directors'
Resolution providing for the issuance of such junior series the junior series is expressly made junior to the senior series. No preferential dividend with respect to any quarterly dividend period shall be declared or paid or set apart for payment on any series of Preference Stock, or be paid or set apart for payment as part of the redemption price of any series of Preference Stock, unless at the same time a dividend in like proportion to the respective preferential dividend rates for each other series ranking equally or on a parity therewith and entitled to receive dividends for such period shall likewise be declared or paid or set apart for payment on each such other series then outstanding, and no amounts shall be paid or set apart for payment on any series of Preference Stock in the event of liquidation, dissolution or winding up of the Corporation unless at the same time amounts in like proportion to the respective preferential amounts to which the shares of each other series ranking equally or on a parity therewith are entitled shall likewise be paid or set apart for payment on each such other series then outstanding.

B. Dividends.

The  holders of Preference Stock of each series  shall  be
entitled to receive, when and as declared by the Board  of
Directors,  out  of any funds legally available  for  that
purpose, cumulative preferential dividends in cash at  the
rate  fixed  with respect to such series  in  the  related
Directors'  Resolution, and no more. Such dividends  shall
accrue  from the date or dates fixed with respect to  such
series in the related Directors' Resolution, and shall  be
cumulative,  so  that  unless  such  dividends  shall   be
declared and paid or set apart for payment in full for all
previous  quarterly dividend periods and for  the  current
quarterly dividend period, no dividends shall be  declared
or paid upon, and no assets shall be distributed to or set
apart for, the shares of any class of stock ranking junior
to the Preference Stock as to dividends or assets. Accrued
and  unpaid  dividends on the Preference Stock  shall  not
bear interest. The term "accrued and unpaid dividends"  as
used  herein  with respect to the Preference  Stock  shall
mean  dividends  on outstanding Preference  Stock  at  the
rates  fixed for the respective series thereof,  from  the
respective dates from which such dividends shall accrue to
the  date  as  of which accrued and unpaid  dividends  are
being   determined,  less  the  aggregate   of   dividends
theretofore declared and paid or set apart for payment upon such outstanding Preference Stock.

C. Liquidation Rights.

In the event of any voluntary liquidation, dissolution or winding up of the Corporation, then, subject to the provisions of paragraph (1) under subheading C of heading
I of this Article Fourth, the holders of Preference Stock of each series shall be entitled to receive, from the assets of the Corporation available for distribution to stockholders, such preferential amount, in cash, as may be specifically fixed with respect to such series in the related Directors' Resolution, and in the event of any involuntary liquidation, dissolution or winding up of the Corporation, then, subject to the provisions of paragraph
(1)  under  subheading  C of heading  I  of  this  Article
Fourth, the holders of Preference Stock of all series shall be entitled to receive, from the assets of the Corporation available for distribution to stockholders, a preferential amount in cash as may be specifically fixed with respect to such series in the related Directors'
Resolution, plus, in each case, whether voluntary or involuntary, a further preferential amount equal to all accrued and unpaid dividends thereon to the date payment is made available to the holders of the Preference Stock;
subject as to all of the foregoing to the provisions of any Directors' Resolution to the effect that any series of Preference Stock shall be junior as to dividends or assets to any one or more other series thereof, all of such preferential amounts shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of any class of stock ranking junior to the Preference Stock as to dividends or assets.

D. Redemption.

If and to the extent so provided in the related Directors'
Resolution and subject to the provisions of paragraph  (3)
under  subheading B of heading I of this  Article  Fourth,
the  whole  or  any part of the Preference  Stock  of  any
series may be redeemed at the option of the Corporation at
any time or from time to time at such redemption price  or
prices  per  share, plus an amount equal  to  accrued  and
unpaid  dividends  thereon  to  the  date  designated  for
redemption, as may be fixed with respect to such series in
the  related  Directors' Resolution, and upon  such  other
terms and conditions as may be fixed with respect to  such
series in such Directors' Resolution. In the event that at
any  time less than all the Preference Stock of any series
outstanding  is to be redeemed, the shares to be  redeemed
may  be  selected pro rata, or by lot, or  by  such  other
equitable  method as may be determined  by  the  Board  of
Directors. Notice of redemption shall be mailed or  caused
to  be mailed by the Corporation, addressed to each holder
of  record of stock to be redeemed, at his last address as
the same appears on the books of the Corporation, at least
30  days  prior to the date designated for redemption.  If
such notice of redemption shall have been duly mailed,  or
irrevocable instructions to effect such mailing shall have
been given to the transfer agent or agents for such stock,
and  if  on  or before the redemption date named  in  such
notice all funds necessary for such redemption shall  have
been set aside by the Corporation in trust for the account
of  the holders of the Preference Stock to be redeemed, so
as  to  be  available therefor, then, from and  after  the
mailing  of  such notice or the giving of such irrevocable
instructions  and  the  setting  aside  of   such   funds,
notwithstanding  that  any  certificate  for   shares   of
Preference Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, and the holder of such certificate or certificates shall have with respect to such stock no rights in or with respect to the Corporation except the right to receive the redemption price thereof, without interest, upon the surrender of such certificate or certificates, and the right, if and to the extent granted by the related Directors' Resolution, to convert such stock not later than the date designated for redemption into other securities of the Corporation;
and after the date designated for redemption such stock shall not be transferable on the books of the Corporation except to the Corporation.

E. Voting Rights.

(l)  Except  as  otherwise  provided  by  law  or  by  the
provisions   of  this  heading  IV  or  by  a   Directors'
Resolution, the Preference Stock shall not entitle the holder thereof to vote upon or consent to any matter or for any purpose, or to be represented at or to receive notice of any meeting of stockholders.

(2)  (a) If at any time dividends on any Preference  Stock
shall  be  in arrears in an amount equal to six  quarterly
dividends  thereon,  the occurrence  of  such  contingency
shall  mark  the  beginning of a period (herein  called  a
"default period") which shall extend until such time  when
all   accrued  and  unpaid  dividends  for  all   previous
quarterly dividend periods and for the current quarterly dividend period on all shares of Preference Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, the holders of Preference Stock, voting as a class, irrespective of series, shall have the right to elect two Directors.

(b)  During any default period, such voting right  of  the
holders of Preference Stock may be exercised initially  at
a  special meeting called pursuant to subparagraph (c)  of
this   paragraph   (2)  or  at  any  annual   meeting   of
stockholders,  and  thereafter  at  annual   meetings   of
stockholders, provided that neither such voting right  nor
the   right  of  the  holders  of  Preference   Stock   as
hereinafter provided to increase in certain cases the authorized number of Directors shall be exercised unless the holders of 25% in number of shares of Preference Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preference Stock of such voting right. At any meeting at which the holders of Preference Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two Directors or, if such right is exercised at an annual meeting, to elect two Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preference Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number.
After the holders of the Preference Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preference Stock as herein provided.

(c)  Unless the holders of Preference Stock shall,  during
an  existing  default  period, have  previously  exercised
their right to elect Directors, the Board of Directors may
order,  or any stockholder or stockholders owning  in  the
aggregate not less than 10% of the total number of  shares
of  Preference Stock outstanding, irrespective of  series,
may  request,  the  calling of a special  meeting  of  the
holders of Preference Stock, which meeting shall thereupon
be  called  by  the  President, a  Vice-President  or  the
Secretary  of the Corporation. Notice of such meeting  and
of any annual meeting at which holders of Preference Stock
are  entitled  to vote shall be given to  each  holder  of
record  of  Preference Stock by mailing  a  copy  of  such
notice  to him at his last address as the same appears  on
the books of the Corporation. Such meeting shall be called
for a time not earlier than 20 days and not later than  60
days  after  such order or request; or in default  of  the
calling of such meeting within 60 days after such order or
request,  such meeting may be called on similar notice  by
any  stockholder or stockholders owning in  the  aggregate
not  less  than  10%  of the total  number  of  shares  of
Preference   Stock   outstanding.   Notwithstanding    the
provisions of this subparagraph (c), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

(d) In any default period the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preference Stock shall have exercised their right to elect Directors as a class, after the exercise of which right (i) the Directors so elected by the holders of Preference Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (ii) any vacancy in the Board of Directors may (except as provided in subparagraph (b) of this paragraph
(2)  be  filled  by  vote of a majority of  the  remaining
Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (2) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (ii) of the foregoing sentence.

(e)  Immediately upon the expiration of a default  period,
(i)  the  right of the holders of Preference  Stock  as  a
class to elect Directors shall cease, (ii) the term of any
Directors elected by the holders of Preference Stock as  a
class  shall terminate, and (iii) the number of  Directors
shall be such number as may be provided for in the by-laws
irrespective  of  any  increase  made  pursuant   to   the
provisions of subparagraph (b) of this paragraph (2) (such number being subject, however, to change thereafter in any manner provided by law or in the by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (ii) and (iii) in the preceding sentence, may be filled by a majority of the remaining Directors.

(3) As long as any Preference Stock is outstanding: (a) the Corporation shall not, without the consent of the holders of a majority of the outstanding shares of Preference Stock, irrespective of series, either given by vote in person or by proxy at a meeting of stockholders called for that purpose, or given in writing, (i) increase the authorized amount of the Preference Stock or (ii) increase the authorized amount of any previously authorized class of stock of the Corporation ranking as to dividends or assets on an equality with the Preference Stock or (iii) authorize or create any class of stock of the Corporation ranking as to dividends or assets on an equality with the Preference
Stock; and (b) the Corporation shall not, without the consent of the holders of two-thirds of the outstanding shares of Preference Stock, irrespective of series, either given by vote in person or by proxy at a meeting of stockholders called for that purpose, or given in writing, create, authorize or increase the authorized amount of any class of stock of the Corporation having preference or priority as to dividends or assets over the Preference
Stock.

(4) Any action specified in paragraph (3) of this subheading E as requiring the consent therein specified of the holders of Preference Stock may be taken with such consent and such additional vote or consent, if any, of stockholders as may from time to time be required by this Article Fourth or by law.

   V. TERMS OF $2.12 CONVERTIBLE PREFERENCE STOCK
(as  specified  in resolutions of the Board  of  Directors
                 adopted May 11, 1979)

RESOLVED,  that there is hereby established  a  series  of
Preference  Stock, designated $2.12 Convertible Preference
Stock. This series shall consist of 3,102,708 shares,  and
to  the  extent  that  the  designations,  voting  powers,
preferences,   optional,  conversion  and  other   special
rights,   and   the   qualifications,   limitations    and
restrictions thereof, are not fixed by the Certificate of Incorporation, as amended, they are hereby fixed as follows:

(a)   The  Preference  Stock  of  this  series  shall   be
designated "$2.12 Convertible Preference Stock".

(b)  The  preferential dividend rate shall  be  $2.12  per
share  per annum; holders of record of shares of the $2.12
Convertible Preference Stock shall be entitled to  receive
dividends, when and as declared by the Board of  Directors
out of funds legally available therefor, in preference  to
and  in priority over shares of other series of Preference
Stock  which  are  expressly  made  junior  to  the  $2.12
Convertible Preference Stock as to dividends and, in the absence of such express provisions, on a parity with shares of such other series. Such dividends shall be payable quarterly on the first days of January, April, July and October of each year, commencing on the first such date which is at least 10 days after the date of original issue.

(c)  Such dividends shall accrue from the date of original
issue,  which,  with  respect  to  the  shares  of   $2.12
Convertible Preference Stock to be issued pursuant to  the
Agreement  and  Plan of Merger, dated as of  December  20,
1978   between  Dictaphone  Corporation  and  PB   Holding
Corporation ("PB"), shall be the Effective Date, as defined therein.

d)  The  shares  of  $2.12  Convertible
Preference Stock shall be fully paid and nonassessable.

(e)   The  $2.12  Convertible  Preference  Stock  may   be
redeemed, in whole or in part, at the option of the Corporation by resolution of its Board of Directors, at any time and from time to time on or after July 1, 1984 at the following redemption prices, in each case plus accrued and unpaid dividends to the date fixed for redemption:

If  redeemed during the 12-month period beginning July
1,

     1984                     $29.00 per share
     1985                     $28.75 per share
     1986                     $28.50 per share
     1987                     $28.25 per share
     1988 and thereafter      $28.00 per share

(f)  The  preferential amount which holders  of  the  $2.12
Convertible Preference Stock shall be entitled  to  receive
from  the  assets of the Corporation in the  event  of  any
voluntary  liquidation, dissolution or winding  up  of  the
Corporation shall be the optional redemption price then  in
effect,  except  that prior to July 1, 1984,  such  holders
shall  be  entitled to receive $29 per share,  or,  in  the
event  of  any  involuntary  liquidation,  dissolution   or
winding up of the Corporation, $28 per share, plus in  each
case  an  amount  equal  to accrued  and  unpaid  dividends
thereon (as defined in the Certificate of Incorporation) to
the  date payment is made available to the holders  of  the
$2.12   Convertible  Preference  Stock.  For  purposes   of
liquidation,  dissolution or winding up of the Corporation,
whether voluntary or involuntary, the holders of the  $2.12
Convertible Preference Stock shall rank in preference to and priority over shares of other series of Preference
Stock which are expressly made junior to this series as to assets and, in the absence of such express provisions, on a parity with shares of such other series.

(g)  In addition to voting rights provided under subheading
E of heading IV of Article Fourth of the Certificate of Incorporation, shares of $2.12 Convertible Preference Stock shall have voting rights as provided in this paragraph (g);

(1) At any annual or special meeting of stockholders at which holders of Common Stock are entitled to vote, each holder of shares of $2.12 Convertible Preference Stock shall be entitled to cast a number of votes equal to the number of whole and fractional shares of Common Stock into which such holder's shares of $2.12 Convertible Preference
Stock  are convertible on the record date for the  meeting.
The same record date shall be used for all classes of stock entitled to vote at any such meeting.

(2)  Unless the vote or consent of the holders of a greater
number of shares shall then be required by law, the consent
of  the holders of at least 66 2/3% of the shares of  $2.12
Convertible Preference Stock at the time outstanding, given
in person or by proxy, either in writing or by a vote at  a
meeting  called  for the purpose at which  the  holders  of
shares  of  $2.12 Convertible Preference Stock  shall  vote
together  as  a  separate  class, shall  be  necessary  for
authorizing,   effecting  or  validating   the   amendment,
alteration or repeal of any of the provisions of this resolution or of the Certificate of Incorporation of the Corporation, as now or hereafter amended, or of any certificate of designation relating to any other series of Preference Stock, so as to affect adversely the powers, preferences or rights of $2.12 Convertible Preference
Stock.

(h)  The  $2.12  Convertible  Preference  Stock  shall   be
convertible, at the option of the holders thereof, at any time at the offices of the duly appointed transfer agent for the $2.12 Convertible Preference Stock, if any, or at such other office as the Board of Directors of the Corporation may determine, into fully paid and non-assessable shares
(calculated  to  the nearest 1/100 of a  share)  of  Common
Stock of the Corporation at the rate of one share of Common
Stock for each share of $2.12 Convertible Preference Stock;
provided, however, that in case of the redemption of any shares of $2.12 Convertible Preference Stock, such right of conversion shall cease and terminate, as to the shares called for redemption, at the close of business on the day next prior to the date fixed for redemption, unless default shall be made in the payment of the redemption price. The rate at which shares of Common Stock shall be deliverable in exchange for shares of $2.12 Convertible Preference
Stock upon conversion thereof is hereinafter referred to as the 'conversion rate' for the $2.12 Convertible Preference
Stock. The conversion rate shall be subject to adjustment from time to time in certain instances as hereinafter provided, except that no adjustment shall be made unless by reason of the happening of any one or more of the events hereinafter specified, the conversion rate then in effect shall be changed by 1% or more, but any adjustment of less than 1% that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, together with any adjustment or adjustments so carried forward, amounts to 1% or more, provided that such adjustment shall be made in all events (regardless of whether or not the amount thereof or the cumulative amount thereof amounts to 1% or more upon the happening of one or more of the events specified in either subparagraph (1) or subparagraph (4) of this paragraph (h). Upon conversion the Corporation shall make no payment or adjustment on account of dividends accrued or in arrears on the $2.12 Convertible Preference
Stock surrendered for conversion.

Before  any  holder of $2.12 Convertible  Preference  Stock
shall be entitled to convert the same into Common Stock, he
shall  surrender the certificate or certificates  for  such
$2.12  Convertible Preference Stock at the office appointed
as  aforesaid,  which certificate or certificates,  if  the
Corporation shall so request, shall be duly endorsed to the
Corporation   or  in  blank,  or  accompanied   by   proper
instruments of transfer to the Corporation or in blank, and shall give written notice to the Corporation that he elects so to convert said $2.12 Convertible Preference Stock and shall state in writing therein the name or names in which he wishes the certificate or certificates for Common Stock to be issued.

The  Corporation  will, as soon as practicable  after  such
surrender  of certificates for $2.12 Convertible Preference
Stock  accompanied by the written notice and the  statement
above prescribed, issue and deliver at the office appointed
as  aforesaid, to the person for whose account  such  $2.12
Convertible Preference Stock was so surrendered, or to  his
nominee  or nominees, certificates for the number  of  full
shares  of  Common Stock to which he shall be  entitled  as
aforesaid, together with a cash adjustment for any fraction
of   a   share   as  hereinafter  stated,  if  not   evenly
convertible.  Subject to the following provisions  of  this
paragraph,  such conversion shall be deemed  to  have  been
made  as  of  the  date  of  such surrender  of  the  $2.12
Convertible  Preference  Stock to  be  converted,  and  the
person  or  persons entitled to receive  the  Common  Stock
issuable   upon   conversion  of  such  $2.12   Convertible
Preference Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date.
The Corporation shall not be required to convert, and no surrender of $2.12 Convertible Preference
Stock shall be effective for that purpose, while the stock transfer books of the Corporation are closed for any purpose; but the surrender of $2.12 Convertible Preference
Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such $2.12 Convertible Preference
Stock was surrendered, and at the conversion rate in effect at the date of such surrender.

The  conversion  rate for the $2.12 Convertible  Preference
Stock shall be subject to adjustment from time to time as follows:

(1) If the Corporation shall at any time pay a dividend  on
its Common Stock in Common Stock, subdivide its outstanding
shares  of  Common Stock into a larger number of shares  or
combine  its  outstanding shares of  Common  Stock  into  a
smaller  number  of shares, the conversion rate  in  effect
immediately  prior thereto shall be adjusted so  that  each
share   of   $2.12  Convertible  Preference   Stock   shall
thereafter  be  convertible into the number  of  shares  of
Common  Stock  which  the  holder  of  a  share  of   $2.12
Convertible Preference Stock would have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the happening of such event. An adjustment made pursuant to this subparagraph (1) shall become effective retroactively to the record date in the case of a dividend and shall become effective on the effective date in the case of a subdivision or combination.

(2)  If  the Corporation shall issue rights or warrants  to
all  holders of shares of Common Stock for the  purpose  of
entitling them (for a period not exceeding 45 days from the
date  of  issuance) to subscribe for or purchase shares  of
Common  Stock  at a price per share less than  the  average
market  price per share (determined as provided  below)  of
the  Common  Stock on the record date for the determination
of  the  stockholders entitled to receive  such  rights  or
warrants,  then  in each such case unless  the  holders  of
shares  of the $2.12 Convertible Preference Stock shall  be
permitted  to  subscribe for or purchase shares  of  Common
Stock  on  the  same basis as though such shares  of  $2.12
Convertible Preference Stock had been converted into shares
of  Common Stock immediately prior to such record date, the
number  of shares of Common Stock into which each share  of
the $2.12 Convertible Preference Stock shall thereafter  be
convertible shall be determined by multiplying  the  number
of  shares of Common Stock into which each share  of  $2.12
Convertible  Preference Stock was convertible  on  the  day
immediately  preceding such record date by a  fraction  the
numerator of which shall be the sum of the number of shares
of  Common  Stock outstanding on such record date  and  the
number of additional shares of Common Stock so offered  for
subscription  or  purchase, and the  denominator  of  which
shall  be  the sum of the number of shares of Common  Stock
outstanding on such record date and the number of shares of
Common  Stock  which the aggregate offering  price  of  the
total  number of shares so offered would purchase  at  such
average   market  price.  Such  adjustment   shall   become
effective retroactively immediately after such record date.

For  the  purpose of any computation under  this  paragraph
(h), the average market price per share of Common Stock on any date shall be the average of the daily closing prices for the 30 consecutive trading days commencing 45 trading days before the date in question. The closing price for each day shall be the last sales price regular way or, in the case no such sale takes place on such day, the average of the closing bid and asked prices regular way in either case on the Composite Tape.

(3)  If the Corporation shall distribute to all holders  of
shares  of Common Stock any assets (other than any dividend
payable  solely  in cash), any rights to  subscribe  (other
than  those referred to in subparagraph (2) above)  or  any
evidence  of  indebtedness  or  other  securities  of   the
Corporation  (other than Common Stock) then  in  each  such
case  the number of shares of Common Stock into which  each
share   of   $2.12  Convertible  Preference   Stock   shall
thereafter   be   convertible  shall   be   determined   by
multiplying the number of shares of Common Stock into which each share of $2.12 Convertible Preference Stock was theretofore convertible on the day immediately preceding the record date for the determination of the stockholders entitled to receive such distribution by a fraction the numerator of which shall be the average market price per share (determined as provided in subparagraph (2) above) of the Common Stock on such record date and the denominator of which shall be such average market price per share less the then fair market value (as determined in a resolution adopted by the Board of Directors of the Corporation, which shall be conclusive evidence of such fair market value) of the portion of the assets or evidence of indebtedness or securities so distributed or of such subscription rights applicable to one share of Common Stock. Such adjustment shall become effective retroactively immediately after such record date.

(4)   In   case  of  any  capital  reorganization  or   any
reclassification of the capital stock of the Corporation or
in  case  of the consolidation or merger of the Corporation
with  another  corporation or in the case of  any  sale  or
conveyance  of all or substantially all of the property  of
the Corporation, each share of $2.12 Convertible Preference
Stock  shall thereafter be convertible into the  number  of
shares  of stock or other securities or property receivable
upon  such  capital  reorganization,  reclassification   of
capital  stock, consolidation, merger, sale or  conveyance,
as  the case may be, by a holder of the number of shares of
Common  Stock  into  which such share of $2.12  Convertible
Preference Stock was convertible immediately prior to  such
capital reorganization, reclassification of capital  stock,
consolidation,  merger,  sale or conveyance;  and,  in  any
case, appropriate adjustment (as determined by the Board of
Directors)  shall  be  made  in  the  application  of   the
provisions  herein  set forth with respect  to  rights  and
interests   thereafter  of  the  holders   of   the   $2.12
Convertible Preference Stock to the end that the provisions set forth herein (including the specified changes in and other adjustments of the conversion rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or other property thereafter deliverable upon the conversion of the $2.12 Convertible Preference Stock.

(5) The Corporation may make such increases in the conversion rate, so as to increase the number of shares of Common Stock into which the $2.12 Convertible Preference
Stock may be converted, in addition to those required by paragraphs (1), (2), (3) and (4) above, as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

(6)  Whenever  the  conversion rate is adjusted  as  herein
provided,  the  Corporation shall forthwith file  with  any
transfer  agent for the $2.12 Convertible Preference  Stock
appointed  as  aforesaid  a  certificate,  signed  by   the
President  or one of the Vice Presidents of the Corporation
and by its Treasurer or an Assistant Treasurer, stating the
adjusted  conversion rate determined as  provided  in  this
paragraph  (h). Such certificate shall show in  detail  the
facts  requiring such adjustment. Whenever  the  conversion
rate  is  adjusted, the Corporation will forthwith cause  a
notice  stating the adjustment and the conversion  rate  as
adjusted  to be mailed to the respective holders  of  $2.12
Convertible Preference Stock. Such transfer agent shall be under no duty to make any inquiry or investigation as to the statements contained in any such certificate or as to the manner in which any computation was made, but may accept such certificate as conclusive evidence of the statements therein contained, and such transfer agent shall be fully protected with respect to any and all acts done or action taken or suffered by it in reliance thereon. No transfer agent in its capacity as transfer agent shall be deemed to have any knowledge with respect to any change of capital structure of the Corporation unless and until it receives a notice thereof pursuant to the provisions of this subparagraph (5) and in default of any such notice such transfer agent may conclusively assume that there has been no such change.

The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the $2.12 Convertible Preference Stock, such number of shares as shall from time to time be sufficient to effect the conversion of all shares of $2.12 Convertible Preference
Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of Delaware, increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of all the then outstanding $2.12 Convertible Preference
Stock.

No fractions of shares of Common Stock are to be issued upon conversion, but in lieu thereof the Corporation will pay therefor in cash based on the closing price (determined as provided in the last sentence of subparagraph (2) above) of the Common Stock on the Composite Tape on the business day next preceding the day of conversion.

The  Corporation will pay any and all issue and other taxes
(other  than taxes based on income) that may be payable  in
respect of any issue or delivery of shares of Common  Stock
on   conversion  of  $2.12  Convertible  Preference   Stock
pursuant  hereto.  The Corporation shall not,  however,  be
required to pay any tax which may be payable in respect  of
any  transfer involved in the issue and delivery of  Common
Stock  in  a  name  other  than that  in  which  the  $2.12
Convertible Preference Stock so converted was registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

(i) The stated value of the $2.12 Convertible Preference
Stock  shall be $28 per share, and the entire consideration
received  by  the Corporation upon issuance  of  the  $2.12
Convertible Preference Stock shall be capital.

        VI. TERMS OF JUNIOR PREFERENCE STOCK
 (as specified in resolutions of the Board of Directors
            adopted December 11, 1995)

RESOLVED,  that  pursuant to the authority  vested  in  the
Board  of Directors of this Company in accordance with  the
provisions of its Restated Certificate of Incorporation,  a
series of Preference Stock of the Company be, and it hereby
is,  created,  and that the designation and amount  thereof
and   the   voting   powers,  preferences   and   relative,
participating, optional and other special rights of the shares of such series, and the qualifications, limitations, or restrictions thereof are as set forth in exhibit A attached hereto.

That set forth below is a true and complete copy of Exhibit
A described above.

Section  1.  Designation and Amount.  The  shares  of  such
series   shall   be   designated  as   "Series   A   Junior
Participating Preference Stock" (the "Series  A  Preference
Stock") and the number of shares constituting the series  A
Preference Stock shall be 1,700,000. Such number of  shares
may be increased or decreased by resolution of the Board of
Directors;  provided,  that no decrease  shall  reduce  the
number  of shares of Series A Preference Stock to a  number
less  than the number of shares then outstanding  plus  the
number of shares reserved for issuance upon the exercise of
outstanding  options,  rights  or  warrants  or  upon   the
conversion of any outstanding securities issued by the Corporation convertible into Series A Preference Stock.

Section 2. Dividends and Distributions. (A) Subject to  the
rights  of the holders of any shares of any shares  of  any
series  of Preference Stock (or any similar stock)  ranking
prior  and  superior to the Series A Preference Stock  with
respect  to  dividends, the holders of shares of  Series  A
Preference  Stock, in preference to the holders  of  Common
Stock,  par value $2.00 per share (the "Common Stock"),  of
the  Corporation, and of any other junior stock,  shall  be
entitled to receive, when, as and if declared by the  Board
of  Directors  out  of  funds  legally  available  for  the
purpose,  quarterly dividends payable in cash on the  first
day  of  March, June, September and December in  each  year
(each  such  date being referred to herein as a  "Quarterly
Dividend  Payment Date"), commencing on the first Quarterly
dividend Payment Date after the first issuance of  a  share
or  fraction of a share of Series A Preference Stock, in an
amount per share (rounded to the nearest cent) equal to the
greater  of  (a)  $1  or (b) subject to the  provision  for
adjustment  hereinafter set forth, 100 times the  aggregate
per  share amount of all cash dividends, and 100 times  the
aggregate  per share amount (payable in kind) of  all  non-
cash  dividends  or  other  distributions,  other  than   a
dividend payable in shares of Common Stock or a subdivision
of   the   outstanding   shares   of   Common   Stock   (by
reclassification  or  otherwise), declared  on  the  Common
Stock  since  the immediately preceding Quarterly  Dividend
Payment  Date  or,  with  respect to  the  first  Quarterly
Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preference Stock.
In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preference Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common
Stock outstanding immediately after such event and the denominator of which is the number of shares of Common
Stock that were outstanding immediately prior to such event.

(B)   The   Corporation  shall  declare   a   dividend   or
distribution on the Series A Preference Stock  as  provided
in  paragraph  (A)  of  this Section immediately  after  it
declares  a  dividend or distribution on the  Common  stock
(other  than a dividend payable in shares of Common Stock);
provided  that,  in the event no dividend  or  distribution
shall  have  been declared on the Common stock  during  the
period between any Quarterly Dividend Payment Date and  the
next subsequent Quarterly Dividend Payment Date, a dividend
of  $1  per  share on the Series A Preference  Stock  shall
nevertheless  be  payable  on  such  subsequent   Quarterly
Dividend Payment Date.

(C)  Dividends  shall begin to accrue and be cumulative  on
outstanding  shares of Series A Preference Stock  from  the
Quarterly Dividend Payment Date next preceding the date  of
issue  of  such  shares, unless the date of issue  of  such
shares  is prior to the record date for the first Quarterly
Dividend  Payment  Date, in which case  dividends  on  such
shares shall begin to accrue from the date of issue of such
shares, or unless the date of issue is a Quarterly Dividend
Payment  Date  or is a date after the record date  for  the
determination of holders of shares of Series  A  Preference
Stock  entitled to receive a quarterly dividend and  before
such  Quarterly Dividend Payment Date, in either  of  which
events  such  dividends  shall  begin  to  accrue  and   be
cumulative  from  such  Quarterly  Dividend  Payment  Date.
Accrued  but  unpaid  dividends shall  not  bear  interest.
Dividends  paid on the shares of Series A Preference  Stock
in  an  amount less than the total amount of such dividends
at  the  time accrued and payable on such shares  shall  be
allocated  pro  rata on a share-by-share basis  among   all
such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preference Stock entitled to receive payment of dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series A
Preference shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set
forth,  each  share  of  Series A  Preference  Stock  shall
entitle  the  holder thereof to 100 votes  on  all  matters
submitted to a vote of the stockholders of the Corporation.
In  the event the Corporation shall at any time declare  or
pay  any dividend on the Common Stock payable in shares  of
Common  Stock,  or effect a subdivision or  combination  or
consolidation of the outstanding shares of Common Stock (by
reclassification or otherwise than by payment of a dividend
in  shares of Common Stock) into a greater or lesser number
of  shares  of  Common Stock, then in each  such  case  the
number  of  votes per share to which holders of  shares  of
Series A
Preference  Stock were entitled immediately prior  to  such
event  shall  be adjusted by multiplying such number  by  a
fraction, the numerator of which is the number of shares of
Common  Stock outstanding immediately after such event  and
the  denominator of which is the number of shares of Common
Stock  that  were  outstanding immediately  prior  to  such
event.
(B)  Except  as  otherwise provided herein,  in  any  other
Certificate of Designations creating a series of Preference
Stock  or  any  similar stock, or by law,  the  holders  of
shares  of  Series A Preference Stock and  the  holders  of
shares  of Common Stock and any other capital stock of  the
Corporation  having  general  voting  rights   shall   vote
together as one class on all matters submitted to a vote of stockholders of the Corporation.
(C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preference Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporation action.

Section  4.  Certain  Restrictions. (A) Whenever  quarterly
dividends  or other dividends or distributions  payable  on
the  Series A Preference Stock as provided in Section 2 are
in  appears,  thereafter and until all accrued  and  unpaid
dividends  and distributions, whether or not  declared,  on
shares of Series A Preference Stock outstanding shall  have
been paid in full, the Corporation shall not:
      (i)  declare  or  pay dividends, or  make  any  other
distributions,  on  any  shares  of  stock  ranking  junior
(either  as  to  dividends, on any shares of stock  ranking
junior   (either  as  to  dividends  or  upon  liquidation,
dissolution  or  winding  up) to the  Series  A  Preference
Stock;
      (ii)  declare  or pay dividends, or  make  any  other
distributions, on any shares of stock ranking on  a  parity
(either as to dividends or upon liquidation, dissolution or
winding  up)  with  the series A Preference  Stock,  except
dividends paid ratably on the Series A Preference Stock and
all such parity stock on which dividends are payable or  in
arrears  in  proportion to the total amounts to  which  the
holders of all such share are then entitled;
      (iii)  redeem  or purchase or otherwise  acquire  for
consideration shares of any stock ranking junior (either as
to  dividends or upon liquidation, dissolution  or  winding
up)  to  the Series A preference Stock, provided  that  the
Corporation  may at any time redeem, purchase or  otherwise
acquire  shares  of any such junior stock in  exchange  for
shares  of  any  stock  of the Corporation  ranking  junior
(either as to dividends or upon dissolution, liquidation or
winding up) to the Series A Preference Stock; or
      (iv)  redeem  or  purchase or otherwise  acquire  for
consideration any shares of Series A Preference  Stock,  or
any  shares  of  stock ranking on a parity  with  Series  A
Preference  Stock,  except in accordance  with  a  purchase
offer  made in writing or by publication (as determined  by
the  Board of Directors) to all holders of such shares upon
such  terms  as the Board of Directors, after consideration
of  the respective annual dividend rates and other relative
rights  and  preferences  of  the  respective  series   and
classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of  the
Corporation   to   purchase  or   otherwise   acquire   for
consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section
4, purchase or otherwise acquire such shares at such time and in such manner.

Section  5.  Reacquired  Shares. Any  shares  of  Series  A
Preference Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preference Stock and may be reissued as part of a new series of Preference Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other
Certificate of Designations creating a series of Preference
Stock or any similar stock or as otherwise required by law.

Section 6. Liquidation, Dissolution or Winding Up. Upon any
liquidation,  dissolution or winding up of the Corporation,
no  distribution shall be made (1) to the holders of shares
of  stock  ranking junior (either as to dividends  or  upon
liquidation,  dissolution or winding up) to  the  Series  A
Preference  Stock  unless, prior thereto,  the  holders  of
shares  of of Series A Preference Stock shall have received
$100  per share, plus an amount equal to accrued and unpaid
dividends  and  distributions  thereon,  whether   or   not
declared,  to the date of such payment, provided  that  the
holders  of  shares of Series A Preference Stock  shall  be
entitled to receive an aggregate amount  per share, subject
to  the  provision  for adjustment hereinafter  set  forth,
equal  to  100 times the aggregate amount to be distributed
per  share to holders of shares of Common Stock, or (2)  to
the  holders of shares of stock ranking on a parity (either
as   to   dividends   or  upon  liquidation,   dissolution,
dissolution  or  winding up) with the Series  A  Preference
Stock,  except distributions made ratably on the  Series  A
Preference Stock and all such parity stock in proportion to
the  total  amounts to which the holders of all such  share
are  entitled upon such liquidation, dissolution or winding
up.  In the event the Corporation shall at any time declare
or pay any dividend on the Common Stock payable in share of
Common  Stock,  (by reclassification or otherwise  than  by
payment  of  a dividend in shares of Common Stock)  into  a
greater or lesser number of shares of Common Stock, then in
each  such  case the aggregate amount to which  holders  of
shares   of   Series  A  Preference  Stock  were   entitled
immediately prior to such event under the proviso in clause

(1)  of  the   preceding  sentence  shall  be  adjusted  by
multiplying  such  amount by a fraction  the  numerator  of
which  is  the number of shares of Common Stock outstanding
immediately after such event and the denominator  of  which
is   the  number  of  shares  of  Common  Stock  that  were
outstanding immediately prior to such event.

Section   7.  Consolidation,  Merger,  etc.  In  case   the
Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preference Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property
(payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.
In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, than in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preference stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common stock that were outstanding immediately prior to such event.

Section 8. No redemption. The shares of Series A Preference
Stock shall not be redeemable.

Section 9. Rank. The Series A Preference Stock shall  rank,
with   respect  to  the  Payment  of  dividends   and   the
distribution of assets, junior to all series of any other class of the Corporation's Preference Stock.

Section 10. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preference Stock so as to affect them adversely without the affirmative vote of the holders of a least two-thirds of the outstanding shares of Series A Preference Stock, voting together as a single class.

Fifth:- This Corporation shall have perpetual existence.

Sixth:- The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

Seventh:-


PROVISIONS RELATING TO THE BOARD OF DIRECTORS

(a)  Number, election and terms. Except as otherwise  fixed
by  or  pursuant to the provisions of Article Fourth hereof
relating  to  the  rights of the holders of  any  class  or
series  of stock having a preference over the Common  Stock
as  to  dividends  or upon liquidation to elect  additional
directors under specified circumstances, the number of  the
Directors  of the Corporation shall be fixed from  time  to
time by or pursuant to the By-Laws of the Corporation.  The
Directors,  other  than those who may  be  elected  by  the
holders of any class or series of stock having a preference
over  the Common Stock as to dividends or upon liquidation,
shall  be  classified, with respect to the time  for  which
they  severally hold office, into three classes, as  nearly
equal  in number as possible, as shall be provided  in  the
manner  specified  in the By-Laws of the  Corporation,  one
class  to be originally elected for a term expiring at  the
annual  meeting of stockholders to be held  in  1987,  with
each  class  to hold office until its successor is  elected
and  qualified. At each annual meeting of the  stockholders
of   the  Corporation,  the  successors  of  the  class  of
Directors whose term expires at
that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

(b) Stockholder nomination of director candidates. Advance notice of stockholder nominations for the election of Directors shall be given in the manner provided in the By
Laws of the Corporation.

(c)  Newly  created directorship and vacancies.  Except  as
otherwise  provided  for or fixed by  or  pursuant  to  the
provisions of Article Fourth hereof relating to the  rights
of  the  holders of any class or series of stock  having  a
preference  over the Common Stock as to dividends  or  upon
liquidation    to    elect   directors   under    specified
circumstances,  newly created directorships resulting  from
any  increase in the number of Directors and any  vacancies
on   the   Board   of  Directors  resulting   from   death,
resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

(d) Removal. Subject to the rights of any class of series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, any Director may be removed from office, with or without cause and only by the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of Directors, voting together as a single class.

(e)   Amendment,  repeal,  etc.  Notwithstanding   anything
contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article SEVENTH.

Eighth:-

PROVISIONS RELATING TO STOCKHOLDER ACTION

Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be affected by any consent in writing by such holders.
Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article EIGHTH.

Ninth:-

PROVISIONS RELATING TO BY-LAWS

The  Board  of  Directors shall have power to make,  alter,
amend and repeal the By-Laws of the Corporation (except  so
far  as  the  By-Laws  of the Corporation  adopted  by  the
stockholders shall otherwise provide). Any By-Laws made  by
the  Directors  under the powers conferred  hereby  may  be
altered,  amended or repealed by the Directors  or  by  the
stockholders.  Notwithstanding the foregoing  and  anything
contained in this Restated Certificate of Incorporation  to
the contrary, Article I, Section 7 and Article II, Sections
2,  3,  4.  5,  and 6 of the By-Laws shall not be  altered,
amended or repealed and no provision inconsistent therewith
shall  be  adopted  without the  affirmative  vote  of  the
holders  of  at least 80% of the voting power  of  all  the
shares of the Corporation entitled to vote generally in the
election  of directors, voting together as a single  class.
Notwithstanding   anything  contained  in   this   Restated
Certificate   of   Incorporation  to  the   contrary,   the
affirmative  vote  of the holders of at least  80%  of  the
voting  power of all shares of the Corporation entitled  to
vote   generally  in  the  election  of  directors,  voting
together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article NINTH.

Tenth:-

PROVISIONS RELATING TO CERTAIN BUSINESS COMBINATIONS

Section 1. Vote Required for Certain Business Combinations.

A.  Higher  Vote  for  Certain  Business  Combinations.  In
addition  to any affirmative vote required by law  or  this
Restated  Certificate  of  Incorporation,  and  except   as
otherwise  expressly provided in Section 2 of this  Article
TENTH:

(i)  any merger or consolidation of the Corporation or  any
Subsidiary (as hereinafter defined) with (a) any Interested
Stockholder  (as  hereinafter defined)  or  (b)  any  other
corporation   (whether   or  not   itself   an   Interested
Stockholder)   which   is,  or   after   such   merger   or
consolidation  would  be,  an  Affiliate  (as   hereinafter
defined) of an Interested Stockholder; or

(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair
Market Value of $50,000,000 or more; or

(iii)  the issuance or transfer by the Corporation  or  any
Subsidiary (in one transaction or a series of transactions)
of  any securities of the Corporation or any Subsidiary  to
any   Interested  Stockholder  or  any  Affiliate  of   any
Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $50,000,000 or more; or

(iv)  The  adoption  of  any  plan  or  proposal  for   the
liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

(v)  any  reclassification  of  securities  (including  any
reverse   stock   split),   or  recapitalization   of   the
Corporation,  or  any  merger  or  consolidation   of   the
Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested
Stockholder or any Affiliate of any Interested Stockholder;

shall  require  the affirmative vote of the holders  of  at
least  80%  of  the  voting power of the  then  outstanding
shares of capital stock of the Corporation entitled to vote
generally  in  the  election  of  directors  (the   "Voting
Stock"),  voting  together  as a  single  class  (it  being
understood  that for purposes of this Article  TENTH,  each
share  of  the Voting Stock shall have the number of  votes
granted  to it as determined pursuant to Article FOURTH  of
this   Restated   Certificate   of   Incorporation).   Such
affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

B. Definition of "Business Combination". The term "Business
Combination" as used in this Article TENTH shall mean any transaction which is referred to in any one or more clauses
(i) through (v) of paragraph A of this Section 1.

Section 2. When Higher Vote is Not Required.

The provisions of Section 1 of this Article TENTH shall not
be  applicable to any particular Business Combination,  and
such   Business   Combination  shall  require   only   such
affirmative vote as is required by law and any other provision of this Restated Certificate of Incorporation, if all of the conditions specified in either of the following paragraphs A and B are met:


A.   Approval  by  Disinterested  Directors.  The  Business
Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).

B. Price and Procedural Requirements. All of the following conditions shall have been met:

(i)  The  aggregate amount of the cash and the Fair  Market
Value  (as  hereinafter defined) as  of  the  date  of  the
consummation  of the Business Combination of  consideration
other  than  cash to be received per share  by  holders  of
Common Stock in such Business Combination shall be at least
equal   to  the  higher  of  the  following,  appropriately
adjusted for any stock dividend, split-up or combination of shares:

(a)  (if applicable) the highest per share price (including
any brokerage commissions, transfer taxes and soliciting
dealers' fees) paid by the Interested Stockholder  for  any
shares  of Common Stock acquired by it (1) within  the  two
year   period   immediately  prior  to  the  first   public
announcement  of  the proposal of the Business  Combination
(the "Announcement Date") or (2) in the transaction in which it became an Interested Stockholder, whichever is higher; and

(b)  the Fair Market Value per share of Common Stock on the
Announcement  Date or on the date on which  the  Interested
Stockholder  became an Interested Stockholder (such  latter
date   is  referred  to  in  this  Article  TENTH  as   the
"Determination Date"), whichever is higher.

(ii)  The aggregate amount of the cash and the Fair  Market
Value  as  of the date of the consummation of the  Business
Combination of consideration other than cash to be received
per  share  by  holders of shares of  any  other  class  of
outstanding  Voting Stock shall be at least  equal  to  the
highest  of the following, appropriately adjusted  for  any
stock dividend, split-up or combination of shares (it being
intended  that  the requirements of this paragraph  B  (II)
shall be required to be met with respect to every class  of
outstanding  Voting  Stock, whether or not  the  Interested
Stockholder  has  previously  acquired  any  shares  of   a
particular class of Voting Stock):

(a)  (if applicable) the highest per share price (including
any  brokerage  commission, transfer taxes  and  soliciting
dealers' fees) paid by the Interested Stockholder  for  any
shares  of  such class of Voting Stock acquired by  it  (1)
within  the  two-year  period  immediately  prior  to   the
Announcement Date of (2) in the transaction in which it became an Interested Stockholder, whichever is higher;

(b) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

(c) the Fair Market Value per share of such class of Voting
Stock  on  the  Announcement Date or on  the  Determination
Date, whichever is higher.

(iii) The consideration to be received by holders of a particular class of outstanding Voting Stock (including
Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.

(iv)  After  such  Interested  Stockholder  has  become  an
Interested  Stockholder and prior to  the  consummation  of
such  Business  Combination: (a) except as  approved  by  a
majority  of the Disinterested Directors, there shall  have
been  no  failure  to declare and pay at the  regular  date
therefor  any  full  quarterly dividends  (whether  or  not
cumulative)  on  the  outstanding Preferred  or  Preference
Stock;  (b) there shall have been (1) no reduction  in  the
annual  rate of dividends paid on the Common Stock  (except
as  necessary  to  reflect any subdivision  of  the  Common
Stock), except as approved by a
majority  of  the  Disinterested  Directors,  and  (2)   an
increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split) recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and (c) such Interested
Stockholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

(v)  After  such  Interested  Stockholder  has  become   an
Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly
(except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

(vi)  A  proxy  or  information  statement  describing  the
proposed  Business  Combination  and  complying  with   the
requirements of the Securities Exchange Act of 1934 and the
rules   and   regulations  thereunder  (or  any  subsequent
provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of the Corporation at least 30 days prior to the consummation of such Business
Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).


Section 3. Certain Definitions

For the purposes of this Article TENTH:

A. A "person" shall mean any individual, firm, corporation or other entity.

B. "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

(i) is the beneficial owner, directly or indirectly, of more than 20% of the voting power of the outstanding Voting
Stock; or

(ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 20% or more of the voting power of the then outstanding
Voting Stock; or

(iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

C.  A  person shall be a "beneficial owner" of  any  Voting
Stock:

(i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

(ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

(iii)   which   are   beneficially  owned,   directly   or
indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting
Stock.

D.  For the purposes of determining whether a person is an
Interested  Stockholder pursuant to paragraph  B  of  this
Section 3, the number of shares of Voting Stock deemed  to
be  outstanding shall include shares deemed owned  through
application of paragraph C of this Section 3 but shall not
include  any  other shares of Voting Stock  which  may  be
issuable  to  any agreement, arrangement or understanding,
or   upon  exercise  of  conversion  rights,  warrants  or
options, or otherwise.

E.  "Affiliate"  or "Associate" shall have the  respective
meanings  ascribed  to such terms in  Rule  l2b-2  of  the
General   Rules  and  Regulations  under  the   Securities
Exchange Act of 1934, as in effect on May 3, 1984.

F.  "Subsidiary" means any corporation of which a majority
of  any  class  of equity security is owned,  directly  or
indirectly,  by the Corporation; provided,  however,  that
for   the   purposes  of  the  definition  of   Interested
Stockholder set forth in paragraph B of this Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

G.  "Disinterested Director" means any member of the Board
of  Directors  of  the Corporation (the  "Board")  who  is
unaffiliated  with the Interested Stockholder  and  was  a
member  of the Board prior to the time that the Interested
Stockholder  became  an Interested  Stockholder,  and  any
successor  of a Disinterested Director who is unaffiliated
with  the  Interested Stockholder and  is  recommended  to
succeed   a  Disinterested  Director  by  a  majority   of
Disinterested Directors then on the Board.

H. "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock
Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such Stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities
Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in good faith; and
(ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in good faith.

I. In the event of any Business Combination in which the Corporation survives, the phrase "other consideration to be received" as used in paragraphs B (i) and (ii) of
Section 2 of this Article TENTH shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

Section 4. Powers of the Board of Directors.

A majority of the directors of the Corporation shall have the power and duty to determine for the purposes of this Article TENTH, on the basis of information known to them after reasonable inquiry, (A) whether a person is an Interested Stockholder, (B) the number of shares of Voting
Stock beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another, (D) whether the assets which are the subject of any Business
Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $50,000,000 or more.

Section   5.   No  Effect  on  Fiduciary  Obligations   of
Interested Stockholders.

Nothing contained in this Article TENTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

Section 6. Amendment, Repeal, etc.

Notwithstanding  any  other provisions  of  this  Restated
Certificate  of  Incorporation  or  the  By-Laws  of   the
Corporation  (and notwithstanding the fact that  a  lesser
percentage   may  be  specified  by  law,  this   Restated
Certificate  of  Incorporation  or  the  By-Laws  of   the
Corporation), the affirmative vote of the holders  of  80%
or more of the outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with this Article
TENTH.

Eleventh:-

Provisions   Relating   To   Director's   Liability    and
Indemnification of Officers and Directors

Section 1. Elimination of Certain Liability of Directors

A  director  of  the Corporation shall not  be  personally
liable to the Corporation or its stockholders for monetary
damages for breach of fiduciary duty as a director, except
for liability (i) for any breach of the director's duty of
loyalty  to the Corporation or its stockholders, (ii)  for
acts or omissions not in good faith or which involve
intentional  misconduct  or a knowing  violation  of  law,
(iii)   under   Section  174  of  the   Delaware   General
Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Section 2. Indemnification and lnsurance

(a)  Right to Indemnification. Each person who was  or  is
made a party or is threatened to be made a party to or  is
involved in any action, suit or proceeding, whether civil,
criminal,  administrative or investigative (hereinafter  a
"proceeding"), by reason of the fact that he or she, or  a
person  of whom he or she is the legal representative,  is
or  was a director or officer, of the Corporation or is or
was  serving  at  the  request of  the  Corporation  as  a
director,   officer,   employee  or   agent   of   another
corporation or of a partnership, joint venture,  trust  or
other  enterprise,  including  service  with  respect   to
employee  benefit  plans,  whether  the  basis   of   such
proceeding is alleged action in an official capacity as  a
director,  officer,  employee or agent  or  in  any  other
capacity while serving as a director, officer, employee or
agent,  shall  be  indemnified and held  harmless  by  the
Corporation  to  the  fullest  extent  authorized  by  the
Delaware  General Corporation Law, as the same  exists  or
may  hereafter be amended (but, in the case  of  any  such
amendment, only to the extent that such amendment  permits
the  Corporation to provide broader indemnification rights
than  said law permitted the Corporation to provide  prior
to  such  amendment), against all expense,  liability  and
loss  (including attorneys' fees, judgments, fines,  ERISA
excise  taxes or penalties and amounts paid or to be  paid
in  settlement)  reasonably incurred or suffered  by  such
person  in  connection therewith and such  indemnification
shall  continue  as to a person who has  ceased  to  be  a
director,  officer, employee or agent and shall  inure  to
the   benefit   of  his  or  her  heirs,   executors   and
administrators;   provided,  however,  that,   except   as
provided  in  paragraph (b) hereof, the Corporation  shall
indemnify  any  such  person  seeking  indemnification  in
connection  with a proceeding (or part thereof)  initiated
by  such  person only if such proceeding (or part thereof)
was   authorized  by  the  Board  of  Directors   of   the
Corporation.  The  right to indemnification  conferred  in
this  Section shall be a contract right and shall  include
the  right  to  be  paid by the Corporation  the  expenses
incurred  in defending any such proceeding in  advance  of
its  final  disposition; provided, however, that,  if  the
Delaware General Corporation Law requires, the payment  of
such expenses incurred by a director or officer in his  or
her  capacity  as a director or officer (and  not  in  any
other capacity in which service was or is rendered by such
person  while  a director or  officer, including,  without
limitation,  service  to  an  employee  benefit  plan)  in
advance of the final disposition of a proceeding, shall be
made   only  upon  delivery  to  the  Corporation  of   an
undertaking, by or on behalf of such director or  officer,
to  repay  all amounts so advanced it shall ultimately  be
determined  that such director or officer is not  entitled
to  be  indemnified under this Section or  otherwise.  The
corporation  may,  by  action of its Board  of  Directors,
provide  indemnification to employees and  agents  of  the
Corporation  with  the  same  scope  and  effect  as   the
foregoing indemnification of directors and officers.

(b)  Right  of  Claimant to Bring Suit. If a  claim  under
paragraph (a) of this section is not paid in full  by  the
Corporation within thirty days after a written  claim  has
been received by the Corporation, the claimant may at any
time  thereafter  bring suit against  the  Corporation  to
recover  the unpaid amount of the claim and, if successful
in  whole or in part, the claimant shall be entitled to be
paid  also the expense of prosecuting such claim. It shall
be  a  defense  to any such action (other than  an  action
brought  to  enforce  a  claim for  expenses  incurred  in
defending   any  proceeding  in  advance  of   its   final
disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General
Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or of stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c)    Non-Exclusivity   of   Rights.   The    right    to
indemnification  and the payment of expenses  incurred  in
defending a proceeding in advance of its final disposition
conferred  in this Section shall not be exclusive  of  any
other right which any person may have or hereafter acquire
under  any  statute,  provision  of  the  Certificate   of
Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

(d)  Insurance. The Corporation may purchase and  maintain
insurance  at its expense to protect itself and on  behalf
of  any  person who is or was or has agreed  to  become  a
director,  officer, employee or agent of the  Corporation,
or  is or was serving at the request of the Corporation as
a   director,  officer,  employee  or  agent  of   another
corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article, provided that such insurance is available on acceptable terms, which determination shall be made by the Board of Directors.

(e)  Additional  Provisions. Nothing  set  forth  in  this
Article Eleventh Section 2 shall diminish the right of the
Board  of  Directors  to  adopt  By-laws  concerning   the
indemnification of officers, directors, employees, and agents of the Corporation, as authorized by law and not inconsistent with the provisions of this Article.

Section 3. Amendment and Savings Clauses

(a)  Amendment and Repeal.  No amendment to or  repeal  of
this Article Eleventh shall apply to or have any effect on
the  liability  or  alleged  liability  or  the  right  to
indemnification  of  any director,  officer,  employee  or
agent  of the Corporation for or with respect to any  acts
or omissions of such director, officer, employee or agent
occurring prior to such amendment or repeal.
(b) Savings Clause.  If this Article or any portion hereof
shall  be  invalidated  on any  ground  by  any  court  of
competent   jurisdiction,  then  the   Corporation   shall
nevertheless  indemnify each director,  officer,  employee
and  agent  of  the Corporation as to costs,  charges  and
expenses (including attorneys' fees), judgments, fines and
amounts  paid  in settlement with respect to  any  action,
suit    or    proceeding,   whether    civil,    criminal,
administrative or investigative, including an action by or
in  the  right  of  the Corporation, to  the  full  extent
permitted  by any applicable portion of this article  that
shall  not  have been invalidated and to the  full  extent
permitted by applicable law.
This   Restated  Certificate  of  Incorporation  was  duly
adopted  by  the  Board of Directors  in  accordance  with
Section 245 of the General Corporation Law of the State of
Delaware.



IN WITNESS WHEREOF, said Pitney Bowes Inc., has caused this certificate to be signed by George B. Harvey, its Chairman of the Board, and attested by Amy C. Corn, its Corporate Secretary, this 29th day of May, 1996.



     Pitney Bowes Inc.
     By                    s/George B. Harvey

Attest:

s/Amy C. Corn

______
Corporate Secretary